DRAFT
            ACQUISITION AND SHARE EXCHANGE AGREEMENT


     THIS ACQUISITION AGREEMENT (hereinafter the "Agreement") is made and entered into as of the 20th day of October, 1998, by and among MEDISYS TECHNOLOGIES, INC., a Utah corporation (hereinafter "MEDISYS"); PHILLIPS PHARMATEC LABS, INC., a Florida corporation (hereinafter "PHILLIPS"); and the individual shareholders of PHILLIPS as set forth on the signature page herein (collectively referred to as "SHAREHOLDERS" and individually as "SHAREHOLDER").

                            RECITALS

     WHEREAS, MEDISYS desires to acquire all of the issued and outstanding shares of Phillips common stock in exchange for shares of authorized but previously unissued Medisys common stock, par value One Twentieth of a Cent ($.0005) per share (the "Medisys Common Stock"), in an amount to be determined as set forth herein;

     WHEREAS, SHAREHOLDERS desire to exchange all of their shares of Phillips common stock for shares of Medisys Common Stock and other consideration; and

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                           ARTICLE I

               ACQUISITION AND EXCHANGE OF SHARES

Section 1.1    Acquisition and Plan of Reorganization.
          The parties hereby agree that Medisys shall acquire all of the issued and outstanding shares of Phillips, in exchange for the number of shares of authorized but previously unissued shares of Medisys Common Stock, par value $.0005 per share, equal to 50% of the total number of shares of Medisys Common Stock issued and outstanding upon the closing of this agreement and including all shares to be issued hereunder.
          Section 1.2    Issuance of Shares.
            (a) Upon the closing of this Agreement, Medisys shall cause to be issued and delivered to SHAREHOLDERS or their designees, stock certificates representing the required number of shares of Medisys common stock (post-split as per Section 1.4 below).
            (b) The shares of Medisys Common Stock to be issued to SHAREHOLDERS hereunder shall be authorized but previously unissued shares of Medisys common stock, and shall be issued to SHAREHOLDERS or their designees in the respective amounts set forth adjacent to each SHAREHOLDER'S name on the signature page hereof.
            (c) All shares of Medisys Common Stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933 (the 1933 Act"), and SHAREHOLDERS or their designees shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of Medisys Common Stock to be issued to SHAREHOLDERS or their designees under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under
            Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.
Section 1.3    Closing.
                    The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on the ____ day of __________, 19____ (the "Closing Date"),
          at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of
          Article X of this Agreement.  At the closing:
            (a) SHAREHOLDERS shall deliver to Medisys all stock certificates representing all of the issued and outstanding shares of Phillips common stock, duly endorsed, so as to make Medisys the sole holder thereof, free and clear of all claims and encumbrances;
            (b) MEDISYS shall deliver to SHAREHOLDERS or their designees, stock certificates representing the aggregate number shares of Medisys common stock required by this Agreement and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;
            (c) MEDISYS shall deliver an Officer's Certificate as described in Section 9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Medisys are true and correct as of, or have been fully performed and complied with by, the Closing Date; and
            (d) Phillips shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, date the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Phillips are true and correct as of, or have been fully performed and complied with by, the Closing Date;
Section 1.4    Medisys Special Meeting of Shareholders.
                    In anticipation of this Agreement and prior to the Closing Date, Medisys shall have taken all necessary and requisite action to call for a Special Meeting of Shareholders to be held on or before November 19, 1998, in order to transact the following business:
            (a) To ratify this Agreement and all transactions contemplated hereby;
            (b) To ratify the proposal whereby the current issued and outstanding shares of Medisys common stock will be reverse split on a one (1) share for five (5) shares basis;
Section 1.5    Consummation of Transaction.
                    If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Medisys will file the necessary documents that may be required by the State of Utah.

                           ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF MEDISYS

     MEDISYS hereby represents, warrants and agrees that:

Section 2.1    Organization of Medisys.
                    Medisys is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which
          (i) Medisys owns any of the outstanding stock or other interest except with respect to the outstanding agreement to form a private company owned 50% by Medisys for the future development of "SofCeps" birth assistance device, or (ii) Medisys may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. Medisys has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Medisys, enforceable against Medisys in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.
Section 2.2    Capitalization of Medisys.
                    The authorized capital stock of Medisys consists of 100,000,000 shares of common stock, par value One
          Twentieth of a Cent ($.0005) per share, of which ________ shares are presently issued and outstanding. Immediately following the proposed one share for five shares reverse stock split, there will be approximately _________ shares of common stock outstanding prior to the issuance of shares to shareholders as contemplated herein. All issued and outstanding shares of Medisys common stock have been duly authorized and validly issued and are fully paid and non-assessable. There are certain options, warrants, rights, calls, commitments or agreements which obligate Medisys to issue shares of its capital stock and security representing the right to purchase or otherwise receive any such stock which have been fully disclosed to Phillips and which Phillips hereby acknowledges and accepts are not included in the calculation of the 50% number of shares to be issued at closing. However, in addition to the Shares to be issued hereunder, Medisys agrees to issue to SHAREHOLDERS collectively, as designated, warrants and/or options equal in number, exercise price, terms and exercise date as are duly exercisable and outstanding on the date of closing. Shares of Medisys common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.
Section 2.3    Charter Documents.
                    Complete and correct copies of the Articles of Incorporation and By-Laws of Medisys and all amendments thereto, have been or will be delivered upon request to Phillips prior to the Closing, and certified copies of the Phillips Articles of Incorporation and By-Laws are annexed hereto as Exhibit 2.3 and by this reference made a part hereof.
Section 2.4    Financial Statements.
                    Medisys's financial statements dated _______ __, 19__, for the period ending _________ __, 19___ a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of Medisys, and results of its operations for the periods covered thereby. Except as otherwise disclosed to Phillips in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Medisys taken as a whole from that reflected in the financial statements referred to in this Section 2.4, or which Phillips based its decision to enter into this Agreement.
Section 2.5    Absence of Certain Changes or Events.
                    Since the date of the Medisys financial report for the period ending ___________ __, 19__ and except as disclosed otherwise or by addendum and except in the normal cause of business, Medisys has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.
Section 2.6    Assets and Liabilities.
                    Medisys has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereof, Medisys does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Medisys Balance Sheet date
          _________ __, 19__, except as may be explicitly set forth herein.
Section 2.7.   Tax Returns and Payments.
                    All of Medisys's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been or will be duly filed or extended with the appropriate governmental authority. Medisys has paid all taxes to be due on said returns, any assessments made against Medisys and all other taxes, fees and similar charges imposed on Medisys by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.
Section 2.8    Contracts.
                    Medisys is not a party to or bound by any contract or commitment, whether written or oral, except as otherwise disclosed herein or which have been previously disclosed as requested by Phillips.
Section 2.9    Required Authorizations.
                    There have been or will be timely filed, given obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Medisys or the consummation by it of the transactions contemplated hereby.
Section 2.10   Compliance with Law and Government Regulations.
                    Medisys is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.
Section 2.11   Litigation.
                    There is no litigation, arbitration, proceeding or investigation pending or threatened to which Medisys is a party or which may result in any material change in the business or condition, financial or otherwise, of Medisys or in any of its properties or assets, or which might result in any liability on the part of Medisys, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Medisys, there is no basis for any such litigation, arbitration, proceeding or investigation.
Section 2.12   Investigation of Financial Condition.
                    In addition to making available for review by Phillips all financial statements, books and records of Medisys, and without in any manner reducing or otherwise mitigating the representations contained herein, Phillips shall have the opportunity to meet with Medisys's accountants and attorneys to discuss the financial condition of Medisys and to make whatever further independent investigation deemed necessary and prudent.
Section 2.13   Trade Names and Rights.
                    Medisys owns and uses trade marks, service marks, trade names and patents in its business. No other person owns any trade mark, trade mark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Medisys's business.
Section 2.14   Governmental Consent.
                    No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Medisys is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.
Section 2.15   Authority.
                    Medisys and its shareholders have, or prior to the closing will have, approved this Agreement and the transactions contemplated hereby and duly authorized the execution and delivery hereof. Medisys has full power, authority and legal rights to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Medisys with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default
          (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Medisys under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Medisys, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Medisys is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Medisys or any of its properties or assets.
Section 2.16   Full Disclosure.
                    None of the representations and warranties made by Medisys herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Medisys, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                     ARTICLE III

                 COVENANTS OF MEDISYS

Section 3.1    Conduct Prior to the Closing.
                    Between the date hereof and the Closing:
            (a) Except within the regular course of business and for those transactions contemplated by this Agreement, Medisys will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any material transaction, without the consent of Phillips.
            (b) Medisys will not declare any dividends or distribution with respect to its capital stock or amend its Articles of Incorporation or By-Law, without the prior consent of Phillips;
            (c) Medisys will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of Phillips;
            (d) Medisys will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to Phillips in connection with any such requirements imposed upon the parties hereto in connection therewith;
            (e) Except within the regular cause of business, Medisys will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount to enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of Phillips;
            (f) Medisys shall grant to Phillips and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Phillips and such representatives all information relating to Medisys as Phillips may reasonably request; and
            (g) Except for the transactions contemplated by this Agreement, Medisys will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of Phillips.
Section 3.2    Affirmative Covenants.
               Prior to Closing, Medisys will do the following:
            (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;
            (b) Promptly notify Phillips in writing of any material adverse change in the financial condition, business, operations or key personnel of Medisys, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;
            (c) Obtain approval of this Agreement from its shareholders, if such action is required;
            (d) Reverse split, and promptly after the Closing, issue and deliver to Phillips or its designees the number of shares of Medisys Common Stock required hereunder;
            (e) Enter into and obtain a minimum of 2 year employment contract from Kerry M. Frey and Edward P. Sutherland for the continued running of the company's affairs;
            and
            (f) Take all other necessary corporate actions to accomplish those items set forth in Section 1.4 hereof.
                           ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF PHILLIPS AND SHAREHOLDERS

     PHILLIPS (and SHAREHOLDERS, but only insofar as they may have personal knowledge because of their capacity as Corporate Officers and/or Directors or because a particular provision is personal to each SHAREHOLDER) hereby represent, warrant and agrees, that:
Section 4.1    Organization of Phillips.
                    Phillips is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified and in good standing in
          every jurisdiction in which such qualification is
          necessary. Unless otherwise set forth in the Phillips Business Plan, its financial statements, or as otherwise set forth in Exhibit 4.1 annexed hereto, there are no corporations or other entities with respect to which (i) Phillips owns any of the outstanding stock or other interest, or (ii) Phillips may be deemed to be in control because of factors or relationships other than the percentage of outstanding stock or other interest owned
          in such entity.  Phillips has all requisite corporate
          power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
Section 4.2.   Charter Documents.
                    Complete and correct copies of the Articles of Incorporation and By-Laws of Phillips and all amendments thereto, have been or will be delivered to Medisys prior to the Closing.
Section 4.3    Financial Statements/Assets and Liabilities.
                    Phillips's financial statements for the period ended ___________, a copy of which is annexed hereto as Exhibit
          4.3 and by this reference made a part hereof, are true
          and complete in all material respects, having been
          prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present the financial condition of Phillips and results of its
          operations for the periods covered thereby.  Phillips has
          good and marketable title to all of its assets and
          property to be acquired by Medisys by way of Shareholders lending all of their outstanding shares of common stock to Medisys hereunder, except assets sold in the ordinary course of business, free and clear of any and all mortgages, pledge, liens, charges, claims, security
          interests, encumbrances or restrictions, except as may be otherwise set forth herein or in its financial statements. Except as otherwise disclosed to Medisys in writing and as set forth herein and in Exhibit 4.3, and other than according to the ordinary and usual course of Phillip's business, consistent with practice (a) Phillips has engaged only in its routine daily business since the
          date of its financial statements, and (b) there has not
          been any material adverse change in the business
          operations, assets, properties, prospects or condition (financial or otherwise) of Phillips taken as a whole, from that reflected in the financial statements referred
          to in this Section 4.3.  Any material undisclosed
          obligation or liability of Phillips will be assumed by Phillips and Shareholders. All buildings, property and equipment of Phillips are in good condition and repair, reasonable wear and tear excepted. Phillips has not been, to the knowledge of any officer of Phillips,
          threatened with any action or proceeding under any
          building or zoning ordinance, regulation or law.
Section 4.4    Tax Returns and Payments.
                    All of Phillips's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly
          filed or extended with the appropriate governmental
          authority. Phillips has paid all taxes to be due on said returns, any assessments made against Phillips and all other taxes, fees and similar charges imposed on Phillips
          by any governmental authority (other than those, the
          amount or validity of which is being contested in good
          faith by appropriate proceedings).  No tax liens have
          been filed and no claims are being assessed with respect
          to any such taxes, fees or other similar charges.
Section 4.5    Required Authorizations.
                    There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of
          execution and delivery of this Agreement by Phillips or
          the consummation by it of the transactions contemplated
          hereby.
Section 4.6    Compliance with Law and Government Regulations.
                    Phillips, is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the
          United States of America, and any state or foreign county
          or government to which Phillips is subject.
Section 4.7    Litigation.
                    There is no litigation, arbitration, proceeding or investigation pending or threatened to which Phillips is a party or which may result in any material change in the business or condition, financial or otherwise, of
          Phillips or in any of its properties or assets, or which
          might result in any liability on the part of Phillips, or which questions and validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Phillips, there is no basis for any such litigation, arbitration, proceeding or investigation.
Section 4.8    Investigation of Financial Condition.
                    In addition to making available for review by Medisys certain corporate documents, books and records of Phillips, and without in any manner reducing or otherwise mitigating the representations contained herein, Medisys shall have the opportunity to meet with Phillips's
          accountants and attorneys to discuss the financial
          condition of Phillips and to make whatever further
          independent investigation reasonably deemed necessary and
          prudent.
Section 4.9.   Trade Names and Rights.
                    If applicable, Exhibit 4.9 annexed hereto and by this reference made a part hereof, contains a complete list of all trademarks, service marks, trademark and
          service mark registrations, applications and licenses
          with respect to the foregoing owned or held by Phillips. Phillips has no knowledge of any facts and nothing has come to its attention that would lead it to believe that
          is has infringed or misappropriated or is infringing upon
          any trademark, copyright, patent or other similar right
          of any person.  No claim relating thereto is pending or
          to the knowledge of Phillips is threatened.
Section 4.10  Employee Benefit Plans.
                    Phillips represents that unless otherwise act forth by an exhibit annexed hereto as Exhibit 4.10, there are not now nor have there ever been any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay,
          hospitalization or other medical, life or other
          insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by
          Phillips or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA
          Affiliate") that together with Phillips or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4 1 (a) (14) of the Employee
          Retirement Income Security Act of 1974, as amended, and
          the rules and regulations promulgated thereunder
          ("ERISA"), for the benefit of any current or former
          employee, director or officer of Phillips or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect
          to which Phillips or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.
Section 4.11   Environmental Matters.
                    There are no actions, proceedings or investigations pending or, to the actual knowledge of Phillips, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Phillips with the Comprehensive Environmental Response, Compensation and Liability Act of
          1990 ("CERCLA") or any other Environmental Laws. To the actual knowledge of Phillips: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Phillips under any Environmental
          Law: (ii) Phillips is not responsible under any
          Environmental Law for any release by any person at or in
          the vicinity of real property of any hazardous substance
          (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, loaching, dumping or disposing of
          any such hazardous substance into the environment; (iii) Phillips is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies,
          temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body: (iv) Phillips is in material compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Phillips contains
          any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any for, the presence, location or condition of which (a) violates oil and gas industry.
          For purposes of this Agreement, "Environmental Laws"
          shall mean any federal, state, local or municipal
          statute, ordinance or regulation, or order, ruling or
          other decision of any court, substances (as defined in
          CERCLA) into the environment.
Section 4.12   Legal Proceedings and History.
                    Phillips and   SHAREHOLDERS, each individually
          warranting their personal affairs only, hereby represent that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Phillips nor any principal shareholder or any other person receiving a portion or all of the Medisys Shares to be issued hereunder, shall have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities
          Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Section 4.13   Governmental Consent.
                    No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Phillips is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.
Section 4.14   Authority.
                    Phillips and its SHAREHOLDERS representing no less than one hundred percent (100%) of the issued and outstanding shares of Phillips common stock of record as of ________ __, 19__, have, or prior to the closing will have, approved this Agreement and duly authorized the execution and delivery hereof. Shareholders have duly authorized Phillips to conclude and execute this Agreement in their stead and to act on behalf of Phillips and SHAREHOLDERS in relation to this Agreement and the transactions contemplated hereunder. Phillips has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Phillips with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default
          (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Phillips under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Phillips, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which Phillips is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Phillips or any of its properties or assets.
Section 4.15   Ownership of Shares.
                    Shareholders collectively and each SHAREHOLDER individually represents to Medisys that they are the owners of all the shares of Phillips common stock to be transferred by shareholders to Medisys under the Agreement, and that they have full power and authority to transfer such shares to Medisys hereunder, and that such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and that such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.
Section 4.16   Investment Purpose.
                    Shareholders collectively and each SHAREHOLDER individually represents that they, or their designees, are acquiring the shares of Medisys common stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale.
          Phillips, SHAREHOLDER and each SHAREHOLDER individually further represents and acknowledges that the Medisys shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.
Section 4.17   Full Disclosure.
                    None of the representations and warranties made by Phillips herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Medisys, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                      ARTICLE V

                COVENANTS OF PHILLIPS

Section 5.1    Conduct Prior to the Closing.
                    Between the date hereof and the Closing:
            (a) Phillips will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the consent of Medisys;
            (b) Phillips will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior consent of Medisys;
            (c) Except within the regular course of business, Phillips will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, without the consent of Medisys;
            (d) Phillips will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to Medisys in connection with any such requirements imposed upon the parties hereto in connection therewith; and
            (e) Phillips shall grant to Medisys and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Medisys and such representatives all information relating to Phillips as Medisys may reasonably request.
Section 5.2    Affirmative Covenants.
               Prior to Closing, Phillips will do the following:
            (a) Obtain the approval of its Board of Directors to proceed with this Agreement;
            (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;
            (c) Promptly notify Medisys in writing of any materially adverse change in the financial condition, business, operations or key personnel of Phillips, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement; and
            (d) Enter into a contract with Brett Phillips for a minimum of 2 years to continue to manage and run the manufacturing business of Phillips which is to be operated in the future as a division of Medisys;
            (e) The principal shareholders of Phillips further agree to provide appropriate marketing support from PhillipsGulf to enhance the sales and marketing of all Medisys products and Business Units. This marketing support will be in the form of telemarketing, direct mail or other direct marketing services as agreed upon by both parties;
            (f) In addition, Carl Anderson, Bill Morris and Brett Phillips shall agree to maintain a non-compensated consultant role for a period to commence from the date of this Agreement through December 31, 2000.

                           ARTICLE VI

                     ADDITIONAL AGREEMENTS

Section 6.1    Expenses.
                    Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.
Section 6.2    Brokers and Finders.
                    In connection with this Agreement and the transactions contemplated hereunder, the parties have agreed that certain fees and expenses are to be paid to certain individuals who have been instrumental to the consummation of this Agreement. It is therefore agreed that a sum equal to 1% of the total Dollar amount received by Medisys in financing (except for "interim" financing which shall be 10%) and 600,000 shares of the Company's authorized but previously unissued common stock be delivered to KJS Investments or its designee, and as per the terms and conditions set forth in the contract annexed hereto as Exhibit _____and by this reference made a part hereof. Each of the parties represents, as to itself that with the exception of KJS no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement without the consent of both parties to this Agreement. The cash to be disbursed in accordance with this paragraph 6-2 shall be allocated from the contingent capital raised.
          The equity portion shall be new issue, restricted shares of Medisys issued prior to the contemplated reverse split
          (so that if reversed 1 for 5 the number of shares issued shall be 120,000 shares) and shall be apportioned so that Phillips and SHAREHOLDERS collectively and Medisys will share the dillutive effect equally.
Section 6.3    Necessary Actions.
                    Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Medisys or Phillips, as the case may be, shall take all such necessary action.
Section 6.4    Indemnification.
            (a) Phillips and SHAREHOLDERS agree to defend and hold Medisys harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by Phillips to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Phillips under this Agreement.
            (b) Medisys agrees to defend and hold Phillips and SHAREHOLDERS harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by Medisys to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Medisys under this Agreement.
Section  6.5   Confidentiality.
          All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

                          ARTICLE VII

       CONDITIONS PRECEDNT TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:
Section 7.1    Legal Action.
                    No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.
Section 7.2    Absence of Termination.
                    The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to Article X hereof.
Section 7.3    Required Approvals.
                    Medisys and Phillips shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by Medisys and Phillips of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and Medisys and Phillips shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.
Section 7.4    Blue Sky Compliance.
                    There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for Medisys may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with the applicable laws.

                     ARTICLE VIII

    CONDITIONS PRECEDENT TO OBLIGATIONS OF MEDISYS

               All obligations of Medisys under the Agreement are subject to the fulfillment and satisfaction by Phillips and SHAREHOLDERS prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by Medisys.
Section 8.1    Representations and Warranties True at the Closing.
                    All representatives and warranties of Phillips and SHAREHOLDERS contained in this Agreement will be true and correct at and as of the time of the Closing, and Phillips shall have delivered to Medisys a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Medisys, and signed, in the case of Phillips by its President and Secretary.
Section 8.2    Performance.
                    The obligations of Phillips and SHAREHOLDERS to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Phillips and SHAREHOLDERS shall have delivered to Medisys, a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Medisys.
Section 8.3    Authority.
                    All action required to be taken by, or on the part of Phillips and SHAREHOLDERS to authorize the execution, delivery and performance of this Agreement by Phillips and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.
Section 8.4    Absence of Certain Changes or Events.
                    There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Phillips or any event or condition of any character adversely affecting Phillips, and it shall have delivered to Medisys, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Medisys and signed, in the case of Phillips, by its President and Secretary.
Section 8.5    Acceptance by Phillips Shareholders.
                    The holders of record as of __________ __, 19___ of an aggregate of not less than one hundred percent (100%) of the issued and outstanding shares of common stock of Phillips have agreed to exchange their shares for shares of Medisys common stock specified herein.

                      ARTICLE IX

   CONDITIONS PRECEDENT TO OBLIGATIONS OF PHILLIPS
                   AND SHAREHOLDERS

               All obligations of Phillips and SHAREHOLDERS under this Agreement are subject to the fulfillment and satisfaction by Medisys, prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Phillips and shareholders.
Section 9.1.   Representations and Warranties True at the Closing.
                    All representations and warranties of Medisys contained in this Agreement will be true and correct at and as of the time of the Closing, and Medisys shall have delivered to Phillips a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Phillips, and signed, in the case of Medisys, by its President and Secretary.
Section 9.2    Performance.
                   Each of the obligations of Medisys to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at the time of the Closing, and Medisys shall have delivered to Phillips a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Phillips, and signed, in the case of Medisys, by its President and Secretary.
Section 9.3    Authority.
                    All action required to be taken by, or on the part of Medisys, to authorize the execution, delivery and performance of this Agreement by Medisys, and the consummation of the transactions contemplated hereby shall be duly and validly taken.
Section 9.4    Absence of Certain Changes or Events.
                    There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Medisys or any event or condition of any character adversely affecting Medisys and it shall have delivered to Phillips, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Phillips and signed, in the case of Medisys, by its President and Secretary.
Section 9.5    Financing.
                    Medisys will have obtained an agreement for financing between $3 million and $5 million dollars.

                      ARTICLE X

                     TERMINATION

Section 10.1   Termination.
                    Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:
            (a) By mutual agreement of the parties hereto at any time prior to the Closing;
            (b) By the board of directors of Medisys at any time prior to the Closing if:
                 (i) a condition to performance by Medisys under this Agreement or a covenant of Phillips or SHAREHOLDERS contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or
                 (ii)    a material default or breach of this
                 Agreement shall be made by Phillips or
                 SHAREHOLDERS; or
                 (iii) if the Closing shall not have taken place on or prior to ________ __, 19__.
            (c) By the board of directors of Phillips or by SHAREHOLDERS at any time prior to the Closing if:
                 (i) a condition to Phillips or SHAREHOLDERS' performance under this Agreement or a covenant of Medisys contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;
                 (ii)    a material default or breach of this
                 Agreement shall be made by Medisys; or
                 (iii) if the Closing shall not have taken place on or prior to __________ __, 19__.
Section 10.2   Effect of Termination.
                    If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination without cause by a party or a termination pursuant to Sections 10.1(b)(i) or 10.2(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggrieved party or parties in connection with this Agreement.

                           ARTICLE XI

                         MISCELLANEOUS

Section 11.1   Cost and Expenses.
                    All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 11.2, Medisys, Phillips and SHAREHOLDERS will each bear their own respective expenses.
Section 11.2   Extension of Time:  Waivers.
                    At any time prior to the Closing date:
            (a) Medisys may (i) extend the time for the performance of any of the obligations or other acts of Phillips and SHAREHOLDERS, (ii) waive any inaccuracies in the representations and warranties of Phillips or SHAREHOLDERS contained herein or in any document delivered pursuant hereto by Phillips and SHAREHOLDERS and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Phillips and SHAREHOLDERS. Any agreement on the part of Medisys to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Medisys.
            (b) Phillips and SHAREHOLDERS may (i) extend the time for the performance of any of the obligations or other acts of Medisys, (ii) waive any inaccuracies in the representations and warranties of Medisys contained herein or in any document delivered pursuant hereto by Medisys and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Medisys. Any agreement on the part of Phillips and SHAREHOLDERS to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Phillips and shareholders.
Section 11.3   Notices.
                    Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

              MEDISYS TECHNOLOGIES, INC.
                 144 Napoleon Street
                Baton Rouge, LA 70802

            PHILLIPS PHARMATEC LABS, INC.
               8767 115th Avenue, North
                   Largo, FL  33773

          Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

Section 11.4   Parties in Interest.
                    This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.
Section 11.5   Counterparts.
                    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.
Section 11.6   Severability.
                    The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.
Section 11.7   Headings.
                    The Article and Section headings are provided herein for convenience or reference only and do not constitute a part of this Agreement.
Section 11.8   Governing Law.
                    This Agreement shall be governed by the laws of the State of Utah. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in no other place.
Section 11.9   Survival of Representations and Warranties.
                    All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of Medisys common stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.
Section 11.10  Assignability.
                    This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.
Section 11.11  Amendment.
                    This Agreement may be amended with the approval of the board of directors of Medisys and Phillips and by SHAREHOLDERS at any time before or after approval thereof by stockholders of Medisys, if required, and Phillips and shareholders; but after such approval by the Medisys shareholders, no amendment shall be made which substantially and adversely changes the terms hereof.
          This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

          "MEDISYS"
          MEDISYS TECHNOLOGIES, INC.         ATTEST:



          By:__________________________      ______________________________
          Its:  President                    Secretary


          "PHILLIPS"
          PHILLIPS PHARMATEC LABS, INC.      ATTEST:



          By:__________________________      ______________________________
          Its:  President                    Secretary

          "SHAREHOLDERS"                MEDISYS Common Stock to be Issued


          ________________________________
          Barbara Larkins
          ________________________________
          Marilyn Morris
          ________________________________
          Brett Phillips
          ________________________________
          Carl Anderson

                         CERTIFICATE

                               OF

                 PHILLIPS PHARMATEC LABS, INC.


     The undersigned, _________________ and __________________, hereby certify that they are the President and Secretary respectively, of Phillips Pharmatec Labs, Inc., a Florida corporation ("Phillips"), and further certify as follows:

       1. That the representations and warranties of Phillips contained in the Acquisition Agreement and Plan of Reorganization (the "Agreement") by and among Medisys Technologies, Inc., a Utah corporation, Phillips and the shareholders of Phillips, are true and correct at and as of the date hereof.
       2. The obligations and covenants of Phillips to be performed and observed on or before the Closing as defined in the Agreement, have been duly performed and observed.
       3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of Phillips or any event or condition of any character adversely affecting Phillips.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ______ day of _______________, 19___.

                              PHILLIPS PHARMATEC LABS, INC.


                              By:__________________________________
                                   ______________, President


                              By:__________________________________
                                   _______________, Secretary

                          CERTIFICATE

                               OF

                   MEDISYS TECHNOLOGIES, INC.


     The undersigned, _________________ and __________________, hereby certify that they are the President and Secretary respectively, of Medisys Technologies, Inc., a Utah corporation
("Medisys"), and further certify as follows:

       1. That the representations and warranties of Medisys contained in the Acquisition Agreement and Plan of Reorganization (the "Agreement") by and among Medisys Technologies, Inc., a Utah corporation, Phillips and the shareholders of Phillips, are true and correct at and as of the date hereof.
       2. The obligations and covenants of Medisys to be performed and observed on or before the Closing as defined in the Agreement, have been duly performed and observed.
       3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of Medisys or any event or condition of any character adversely affecting Medisys.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ______ day of _______________, 19___.



                              MEDISYS TECHNOLOGIES, INC.


                              By:__________________________________
                                   Kerry M. Frey, President


                              By:__________________________________
                                   William David Kiesel, Secretary